Law Offices
                  WASSERMAN, COMDEN, CASSELMAN & PEARSON L.L.P.
                              5567 RESEDA BOULEVARD
                                    SUITE 330
                              POST OFFICE BOX 7033
                  TARZANA (LOS ANGELES), CALIFORNIA 91357-7033
                        (818) 705-6800 (323) 872-0995
                               FAX (818) 995-8265
                               FAX (818) 343-0162

                         INTERNET HTTP://WWW.WCCPLAW.COM


                                  June 27, 2002






VIA FACSIMILE and U.S. MAIL

Mr. Jeff Richardson
Sierra Brokerage Services, Inc.
2000 Bethel Road
Columbus, Ohio  43220

Re:  Microsourceonline, Inc. - Approval of Underwriters Agreement
     Our File No.: 2458-1

Dear Mr. Richardson:

This firm is corporate/securities counsel for Microsourceonline, Inc., a Delaware corporation (the "Company").

As you know, the Company is preparing to file with the Securities and Exchange Commission a registration statement on form SB-1 to register the initial offering of its common shares under the Securities Act of 1933, as amended (the "Registration Statement"). Sierra Brokerage Services, Inc. ("Sierra") has indicated its willingness to enter into an agreement with the Company to underwrite the offering on a "best efforts" basis upon the effectiveness of the Company's Registration Statement.

The company is required to file as an exhibit to the Registration Statement the form of underwriting agreement that the Company's underwriters have agreed to execute upon the effectiveness of the Registration Statement. A copy of the form

                Law Offices
WASSERMAN, COMDEN, CASSELMAN & PEARSON L.L.P.



Mr. Jeff Richardson
June 27, 2002
Page 2


underwriting agreement that the Company has proposed to enter into with Sierra Brokerage Services, Inc. has been submitted to you for approval, and we understand it is acceptable.

Kindly confirm this in writing by executing this letter where indicated below, then return the executed letter to the undersigned via facsimile at your earliest convenience.

Thank you for your assistance. If you have any questions, please do not hesitate to contact me.

                                          Very truly yours,

                                          WASSERMAN, COMDEN, CASSELMAN & PEARSON
                                          L.L.P.


                                          /s/ Michael G. Homeier

                                          MICHAEL G. HOMEIER


MGH:330330.1

cc:  Mr. Sumit Majumdar





The form underwriters agreement as provided is acceptable to Sierra Brokerage Services, Inc.


By:  /s/ Jeffrey A. Richardson
   ----------------------------
Name:  Jeffrey A. Richardson
     --------------------------
Title:  President
      -------------------------

Dated:  July 25, 2002
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